Exhibit 21.1

Subsidiaries of the Registrant

Jurisdiction of Incorporation or Organization
BankUnited Financial Corporation owns 100% of:	Florida
— — — BankUnited, FSB which owns 100% of:	Federal
— — — T&D Properties of South Florida, Inc.	Florida
— — — Bay Holdings, Inc.	Florida
— — — CRE Properties, Inc.	Florida
— — — BU, REIT, Inc.	Florida
— — — BU Delaware, Inc.	Delaware
— — — SCG Mortgage Corporation	Delaware
— — — SCG Management Corporation	Delaware
— — — BankUnited Financial Services, Incorporated	Florida
— — — CRE America Corporation	Florida
— — — BankUnited Capital (1)	Delaware
— — — BankUnited Capital II (1)	Delaware
— — — BankUnited Capital III (1)	Delaware
— — — BankUnited Statutory Trust I (1)	Connecticut
— — — BankUnited Statutory Trust II (1)	Connecticut
— — — BankUnited Statutory Trust III (1)	Connecticut
— — — BankUnited Statutory Trust IV (1)	Connecticut
— — — BankUnited Statutory Trust V (1)	Connecticut
— — — BankUnited Statutory Trust VI (1)	Connecticut
— — — BUFC Statutory Trust VII (1)	Delaware
— — — BankUnited Statutory Trust VIII (1)	Delaware
— — — BankUnited Statutory Trust IX (1)	Delaware

(1)	BankUnited Financial Corporation owns 100% of the common stock of BankUnited Capital III, BankUnited Statutory Trust I, BankUnited Statutory Trust II, BankUnited Statutory Trust III, BankUnited Statutory Trust IV, BankUnited Statutory Trust V, BankUnited Statutory Trust VI and BUFC Statutory Trust VII. BankUnited Capital has issued $70 million aggregate liquidation value of its 10 1/4% Trust Preferred Securities, Series B ($1,000 liquidation amount per trust preferred security), which are publicly held. In fiscal 2003, all of the outstanding preferred and common securities of BankUnited Capital II and BankUnited Capital III were redeemed. BankUnited Statutory Trust I has issued $20 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security), BankUnited Statutory Trust II has issued $25 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security); BankUnited Statutory Trust III has issued $25 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security); BankUnited Statutory Trust IV has issued $20 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security); BankUnited Statutory Trust V has issued $15 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security); BankUnited Statutory Trust VI has issued $17,640,000 aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust security); BUFC Statutory Trust VII has issued $15 million aggregate value of its Floating Rate MM CapsSM ($1,000 liquidation amount per trust preferred security); BankUnited Statutory Trust VIII has issued $15 million aggregate liquidation value of its Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security); and BankUnited Statutory Trust IX has issued $15 million aggregate liquidation value of its Fixed/Floating Rate Capital Securities ($1,000 liquidation amount per trust preferred security). The trust preferred securities issued by BankUnited Statutory Trust I, BankUnited Statutory Trust II, BankUnited Statutory Trust III, BankUnited Statutory Trust IV, BankUnited Statutory Trust V, BankUnited Statutory Trust VI, BUFC Statutory Trust VII, BankUnited Statutory Trust VIII and BankUnited Statutory Trust IX were issued in private placements.